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            Exhibit 99.1

                          INDEPENDENT AUDITORS' CONSENT

            We consent to the incorporation by reference in Registration Statements on Form S-8 No. 333-15689 for the Century Aluminum Company 1996 Stock Incentive Plan, No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, No. 333-07239 for the Ravenswood
Aluminum Corporation Salaried Employee Defined Contribution Retirement Plan, and Registration Statement No. 333-28827 for the Ravenswood Aluminum Corporation United Steelworkers of America Savings Plan, of our report dated February 18, 2000, except for Note 1, for which the date is April 7, 2000 with respect to the financial statements of Xstrata Aluminum Corporation for the year ended December 31,1999 included in Amendment No. 1 to Current Report 8-K/A of Century Aluminum Company filed with the Securities and Exchange Commision.


ERNST & YOUNG LLP

New York, NY
June 20, 2000